EXHIBIT 99.1

FOR IMMEDIATE PRESS RELEASE

FOR:	PMC Commercial Trust 18111 Preston Road, Suite 600 Dallas, TX 75252	CONTACT:	Investor Relations 972-349-3235

PMC Commercial Trust Announces Second Quarter Results

PMC Commercial Trust
AMEX (Symbol PCC)

Dallas, TX	August 12, 2003

PMC Commercial Trust (AMEX: PCC) announced second quarter and year-to-date results today. For the three months ended June 30, 2003, net income was $1,839,000, or $0.29 per share, compared to $3,164,000, or $0.49 per share, for the three months ended June 30, 2002. For the six months ended June 30, 2003, net income was $3,651,000, or $0.57 per share, compared to $5,812,000, or $0.90 per share, for the six months ended June 30, 2002. The decreases were primarily a result of (i) decreased interest rates on our variable-rate loans and continued emphasis on variable-rate lending, (ii) reductions in prepayment fee income and (iii) no asset sales during 2003 (during the three and six months ended June 30, 2002 we recognized gains of $854,000 and $1,225,000, respectively).

During the three months ended June 30, 2003, PMC Commercial Trust funded $12.1 million in loans to small businesses compared to $6.5 million during the second quarter of 2002. At June 30, 2003, we had commitments to fund an additional $21.4 million in loans.

Andrew S. Rosemore, Chairman of the Board stated, “Our portfolio continues to perform well in this economic environment. Since the majority of our loans have a variable rate of interest, the continuation of the low interest rate environment has had a negative impact on our net income. We are currently in the process of finalizing a loan pool for a structured loan sale transaction and are hopeful that it will be completed by the end of the third quarter.”

Andrew S. Rosemore further stated, “We announced our plans to merge with PMC Capital on March 27, 2003 and we look forward to the completion of the merger.”

Completion of the merger, now expected to occur on January 1, 2004 but not later than February 29, 2004, is subject to approval by the shareholders of PMC Commercial Trust and PMC Capital, Inc., certain governmental consents and customary closing conditions.

PMC COMMERCIAL TRUST — Page 2	Earnings Press Release	August 12, 2003

The following tables contain comparative selected financial data as of June 30, 2003 and December 31, 2002 and for the three and six-month periods ended June 30, 2003 and 2002:

FINANCIAL POSITION INFORMATION
(In thousands)

	June 30,	December 31,	Increase
	2003	2002	(Decrease) %

Loans receivable, net	$89,614	$71,992	24%
Retained interests in transferred assets	$22,686	$23,532	(4%)
Real property investments	$46,160	$46,805	(1%)
Total investments	$162,721	$148,384	10%
Total assets	$165,085	$149,698	10%
Notes payable	$37,188	$41,191	(10%)
Revolving credit facility	$27,400	$7,300	275%
Total beneficiaries’ equity	$92,292	$93,929	(2%)
Shares outstanding	6,448	6,446	—%

PMC COMMERCIAL TRUST — Page 3	Earnings Press Release	August 12, 2003

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Inc./			Inc./
	2003	2002	(Dec.) %	2003	2002	(Dec.) %

Income:
Interest income	$1,600	$1,505	6%	$3,047	$3,446	(12%)
Lease income	1,461	1,451	1%	2,893	2,868	1%
Income from retained interests in transferred assets	674	717	(6%)	1,376	1,384	(1%)
Other income	71	464	(85%)	99	667	(85%)

Total income	3,806	4,137	(8%)	7,415	8,365	(11%)

Expenses:
Interest expense	890	867	3%	1,712	1,850	(7%)
Advisory and servicing fees, net	453	449	1%	902	898	—
Depreciation	469	437	7%	939	916	3%
General and administrative expenses	98	93	5%	188	137	37%
Realized losses on retained interests in transferred assets	—	—	—	—	53	(100%)
Professional fees	45	51	(12%)	66	66	—
Impairment loss from asset acquired in liquidation held for sale	67	—	—	67	—	—
Provision for loan losses	—	—	—	—	65	(100%)

Total expenses	2,022	1,897	7%	3,874	3,985	(3%)

Income from continuing operations	1,784	2,240	(20%)	3,541	4,380	(19%)

Discontinued operations	55	362	(85%)	110	870	(87%)

Gain on sale of loans receivable	—	562	(100%)	—	562	(100%)

Net income	$1,839	$3,164	(42%)	$3,651	$5,812	(37%)

Weighted average shares outstanding	6,448	6,443		6,447	6,442

Basic earnings per common share,	$0.29	$0.49	(41%)	$0.57	$0.90	(37%)

PMC COMMERCIAL TRUST — Page 4	Earnings Press Release	August 12, 2003

FUNDS FROM OPERATIONS (“FFO”) RECONCILIATION

FFO (i) does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), (ii) is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to make distributions, and (iii) should not be considered as an alternative to net income (as determined in accordance with GAAP) for purposes of evaluating our operating performance. We believe FFO is helpful to investors as a supplemental measure of operating performance since, along with net income and cash flows, it provides a useful measure of actual operating results. In addition, FFO is one of the measures utilized by the Board in its determination of dividends. FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means net income or loss determined in accordance with GAAP, excluding gains or losses from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We calculate FFO based on the NAREIT definition. Our method of calculating FFO may be different from the methods used by other real estate investment trusts (“REITs”) and, accordingly, may not be directly comparable to such other REITs. Our formulation of FFO set forth below is consistent with the NAREIT White Paper definition of FFO.

A reconciliation of our FFO for the three and six-month periods ended June 30, 2003 and 2002 was as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

	(In thousands)
Net income	$1,839	$3,164	$3,651	$5,812
Less gain on sale of assets	—	(854)	—	(1,225)
Add depreciation	469	456	939	974

FFO	$2,308	$2,766	$4,590	$5,561

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE ARE “FORWARD-LOOKING STATEMENTS” INTENDED TO QUALIFY FOR THE SAFE HARBORS FROM LIABILITY ESTABLISHED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED AS SUCH BECAUSE THE CONTEXT OF THE STATEMENT WILL INCLUDE WORDS SUCH AS THE COMPANY “EXPECTS,” “ANTICIPATES” OR WORDS OF SIMILAR IMPORT. SIMILARLY, STATEMENTS THAT DESCRIBE THE COMPANY’S FUTURE PLANS, OBJECTIVES OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THE FINANCIAL PERFORMANCE OF THE COMPANY, REAL ESTATE CONDITIONS AND MARKET VALUATIONS OF ITS STOCK, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. ALTHOUGH THE COMPANY BELIEVES THE EXPECTATIONS REFLECTED IN ANY FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE COMPANY CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ATTAINED. SHAREHOLDERS, POTENTIAL INVESTORS AND OTHER READERS ARE URGED TO CONSIDER THESE FACTORS CAREFULLY IN EVALUATING THE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS MADE HEREIN ARE ONLY MADE AS OF THE DATE OF THIS PRESS RELEASE AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

THIS MATERIAL IS NOT A SUBSTITUTE FOR THE JOINT PROXY STATEMENT/PROSPECTUS PMC COMMERCIAL TRUST AND PMC CAPITAL, INC. WILL FILE WITH THE SEC. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHICH WILL CONTAIN IMPORTANT INFORMATION, INCLUDING DETAILED RISK FACTORS, WHEN IT BECOMES AVAILABLE. THE JOINT PROXY STATEMENTS/PROSPECTUS AND OTHER DOCUMENTS WHICH WILL BE FILED BY PMC COMMERCIAL TRUST AND PMC CAPITAL, INC. WITH THE SEC WILL BE AVAILABLE FREE OF CHARGE AT THE SEC’S WEBSITE (www.sec.gov) OR BY DIRECTING A REQUEST WHEN SUCH A FILING IS MADE TO PMC COMMERCIAL TRUST, 18111 PRESTON ROAD, SUITE 600, DALLAS, TEXAS 75252, ATTN: INVESTOR RELATIONS, TELEPHONE (800) 486-3223 x3235; OR BY DIRECTING A REQUEST WHEN SUCH A FILING IS MADE TO PMC CAPITAL, INC., 18111 PRESTON ROAD, SUITE 600, DALLAS, TEXAS 75252, ATTN: INVESTOR RELATIONS, TELEPHONE (800) 486-3223 x3256.